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EXHIBIT 25.1

Registration No. 333-

FORM T-1
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Statement of Eligibility Under the
Trust Indenture Act of 1939 of a
Corporation Designated to Act as Trustee

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

Wachovia Bank, National Association
(Exact name of trustee as specified in its charter)

United States of America
(Jurisdiction of incorporation or organization if not a U.S. national bank)

22-1147033
(I.R.S. Employer Identification Number)

One Wachovia Center
301 South College Street
Charlotte, North Carolina
(Address of principal executive offices)

28288
(Zip code)

Kevin M. Dobrava
Wachovia Bank, National Association
5847 San Felipe, Suite 1050
Houston, Texas 77057
(713)278-4320
(Name, address and telephone number of agent for service)

Plains All American Pipeline, L.P.
(Exact name of obligor as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

76-0582150
(I.R.S. Employer Identification No.)

333 Clay Street, Suite 1600
Houston, Texas
(Address of principal executive offices)

77002
(Zip code)

5 5/8% Senior Notes due 2013
(Title of the indenture securities)

Item 1. General information.

        Furnish the following information as to the trustee:

  a.
  Name and address of each examining or supervising authority to which it is subject.

NAME	ADDRESS
Board of Governors of the Federal Reserve System	Washington, D.C.
Comptroller of the Currency	Washington, D.C.
Federal Deposit Insurance Corporation	Washington, D.C.
  b.
  Whether it is authorized to exercise corporate trust powers.

      The Trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations with the obligor.

        If the obligor is an affiliate of the trustee, describe each such affiliation.

      The obligor is not an affiliate of the trustee. (See Note on page 5 of this statement of eligibility.)

Item 3. Voting securities of the trustee.

        Furnish the following information as to each class of voting securities of the trustee:

      Not Applicable. See answer to Item 13.

Item 4. Trusteeships under other indentures.

        If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, furnish the following information:

  a.
  Title of the securities outstanding under each such other indenture.

      Not Applicable. See answer to Item 13.

  b.
  A brief statement of the facts relied upon as a basis for the claim that no conflicting interest within the meaning of Section 310(b)(1) of the Act arises as a result of the trusteeship under any such other indenture, including a statement as to how the indenture securities will rank as compared with the securities issued under such other indenture.

      Not Applicable. See answer to Item 13.

Item 5. Interlocking directorates and similar relationships with the obligor or underwriters.

        If the trustee or any of the directors or executive officers of the trustee is a director, officer, partner, employee, appointee, or representative of the obligor of any underwriter for the obligor, identify each such person having any such connection and state the nature of each such connection.

      Not Applicable. See answer to Item 13.

Item 6. Voting securities of the trustee owned by the obligor or its officials.

        Furnish the following information as to the voting securities of the trustee owned beneficially by the obligor and each director, partner, and executive officer of the obligor.

      Not Applicable. See answer to Item 13.

Item 7. Voting securities of the trustee owned by underwriters or their officials.

        Furnish the following information as to the voting securities of the trustee owned beneficially by each underwriter for the obligor and each director, partner, and executive officer of each such underwriter:

      Not Applicable. See answer to Item 13.

Item 8. Securities of the obligor owned or held by the trustee.

        Furnish the following information as to securities of the obligor owned beneficially or held as collateral security for obligations in default by the trustee:

      Not Applicable. See answer to Item 13.

Item 9. Securities of underwriters owned or held by the trustee.

        If the trustee owns beneficially or hold as collateral security for obligations in default any securities of an underwriter for the obligor, furnish the following information as to each class of securities of such underwriter any of which are so owned or held by the trustee:

      Not Applicable. See answer to Item 13.

Item 10. Ownership or holdings by the trustee of voting securities of certain affiliates or security holders of the obligor.

        If the trustee owns beneficially or holds as collateral security for obligations in default voting securities of a person who, to the knowledge of the trustee (1) owns 10 percent or more of the voting securities of the obligor or (2) is an affiliate, other than a subsidiary, of the obligor, furnish the following information as to the voting securities of such person:

      Not Applicable. See answer to Item 13.

Item 11. Ownership or holdings by the trustee of any securities of a person owning 50 percent or more of the voting securities of the obligor.

        If the trustee owns beneficially or holds as collateral security for obligations in default any securities of a person who, to the knowledge of the trustee, owns 50 percent or more of the voting securities of the obligor, furnish the following information as to each class of securities of such person any of which are so owned or held by the trustee:

      Not Applicable. See answer to Item 13.

Item 12. Indebtedness of the Obligor to the Trustee.

        Except as noted in the instructions, if the obligor is indebted to the trustee, furnish the following information:

      Not Applicable. See answer to Item 13.

Item 13. Defaults by the Obligor.

  a.
  State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

      None.

  b.
  If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

      None.

Item 14. Affiliations with the Underwriters.

        If any underwriter is an affiliate of the trustee, describe each such affiliation.

      Not Applicable. See answer to Item 13.

Item 15. Foreign Trustee.

        Identify the order or rule pursuant to which the foreign trustee is authorized to act as sole trustee under indentures qualified or to be qualified under the Act.

      Not Applicable.

Item 16. List of Exhibits.

        List below all exhibits filed as a part of this statement of eligibility.

    1.
    Articles of Association of Wachovia Bank, National Association, as now in effect.*

    2.
    Certificate of Authority of the trustee to commence business.*

    3.
    Copy of the authorization of the trustee to exercise corporate trust powers.*

    4.
    Existing bylaws of the trustee.*

    5.
    Not Applicable.

    6.
    The consent of the trustee required by Section 321(b) of the Act.

    7.
    A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.**

    8.
    Not Applicable.

    9.
    Not Applicable.

        *      Previously filed with the Securities and Exchange Commission as an Exhibit to Form T-1 in connection with Registration Statement Number 333-54465 incorporated herein by reference.

        **    This report is attached as Exhibit T-7 to this statement of eligibility.

NOTES:

        The Trustee disclaims responsibility for the accuracy or completeness of information contained in this Statement of Eligibility and Qualification not known to the trustee and not obtainable by it through reasonable investigation and as to which information it has obtained from the obligor and has had to rely or will obtain from the principal underwriters and will have to rely.

SIGNATURE

        Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, Wachovia Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the city of Houston, and State of Texas , on the 17th day of March, 2004.

WACHOVIA BANK, NATIONAL ASSOCIATION (Trustee)
By:	/s/ KEVIN M. DOBRAVA Kevin M. Dobrava, Vice President (Name and Title)

EXHIBIT T-6

EXHIBIT 6

        Wachovia Bank, National Association, pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, as amended (the "Act") in connection with the proposed issuance by Plains All American Pipeline, L.P. and PAA Finance Corp. of 5 5/8% Senior Notes due 2013, consents that reports of examination by federal, state, territorial, or district authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor, as contemplated by Section 321(b) of the Act.

Dated: March 17, 2004

WACHOVIA BANK, NATIONAL ASSOCIATION (Trustee)
By:	/s/ KEVIN M. DOBRAVA Kevin M. Dobrava, Vice President

EXHIBIT T-7

REPORT OF CONDITION

        Consolidating domestic and foreign subsidiaries of Wachovia Bank, N.A., at the close of business on September 30, 2003, published in response to call made by Comptroller of the Currency, under title 12, United States Code, Section 161. Charter Number 1 Comptroller of the Currency.

Statement of Resources and Liabilities

ASSETS Thousand of Dollars
Cash and balance due from depository institutions:
Noninterest-bearing balances and currency and coin	11,680,000
Interest-bearing balances	748,000
Securities	////////
Held-to-maturity securities (from Schedule RC-B, column A)	0
Available-for-sale securities (from schedule RC-B, column D)	84,131,000
Federal funds sold and securities purchased under agreements to resell	0
Federal funds sold in domestic offices	517,000
Securities purchased under agreements to resell	4,731,000
Loans and lease financing receivables (from Schedule RC-C):
Loan and leases held for sale	10,595,000
Loan and leases, net of unearned income	163,332,000
LESS: Allowance for loan and lease losses	2,572,000
LESS: Allocated transfer risk reserve	0
Loans and leases, net of unearned income and allowance (Item 4.b minus 4.c)	160,760,000
Trading assets (from Schedule RC-D)	27,857,000
Premises and fixed assets (including capitalized leases)	3,833,000
Other real estate owned (from Schedule RC-M)	153,000
Investment in unconsolidated subsidiaries and associated companies (from Schedule RC-M)	767,000
Customer's liability to this bank on acceptances outstanding	732,000
Intangible assets
Goodwill	9,504,000
Other intangible assets (from Schedule RC-M)	1,514,000
Other assets (from Schedule RC-F)	26,534,000
Total assets	344,056,000
LIABILITIES
Deposits:
In domestic offices	194,540,000
Noninterest-bearing	21,592,000
Interest-bearing	172,948,000
In foreign offices, Edge and Agreement subsidiaries, and IBFs (from Schedule RC-E, part II)	13,980,000
Noninterest-bearing	33,000
Interest-bearing	13,947,000
Federal funds purchased in domestic offices(2)	5,536,000
Securities sold under agreements to repurchase(3)	24,250,000
Trading liabilities(from Schedule RC-D)	19,430,000
Other borrowed money (includes mortgage indebtedness and obligations under Capitalized leases)(from Schedule RC-M)	30,910,000
Bank's liability on acceptances executed and outstanding	743,000
Subordinated notes and debentures.	8,549,000
Other liabilities	13,188,000
Total liabilities	311,126,000
Minority Interest in consolidated subsidiaries	1,956,000
EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common Stock	455,000
Surplus	24,178,000
Retained Earnings	4,696,000
Accumulated other comprehensive income	1,645,000
Other Equity Capital components	0
Total equity capital (sum of item 23 through 27)	30,974,000
Total liabilities and equity capital (sum of items 21, 22, and 28)	344,056,000

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EXHIBIT 6
REPORT OF CONDITION